UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 8, 2005

THE DIRECTV GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31945	52-1106564
(Commission File Number)	(IRS Employer Identification No.)

2250 East Imperial Highway El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

(310) 964-0808

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement.

On February 10, 2005, The DIRECTV Group, Inc. (the “Company”), Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, as representatives of specified underwriters (“Underwriters”) and the General Motors Special Hourly Employees Pension Trust, the General Motors Special Salaried Employees Pension Trust and the Sub-Trust of the General Motors Welfare Benefit Trust (collectively, the “Selling Stockholders”) entered into an Underwriting Agreement (“Underwriting Agreement”) pursuant to which the Selling Stockholders agreed to sell to the Underwriters, and the Underwriters agreed to purchase, an aggregate of 55,000,000 shares of the Company’s common stock, par value $.01 per share (the “Shares”) at a price of $15.29 per Share ($14.8542 per Share after deducting the underwriting discount). The Shares are being sold pursuant to the Registration Statement on Form S-3 (File No. 333-122215) filed by the Company with the Securities and Exchange Commission (“SEC”) and declared effective on February 10, 2005. The Company will not receive any of the proceeds of this sale, which is expected to be completed on February 16, 2005. Pursuant to the Underwriting Agreement, the Underwriters have the option, for 30 days, to buy up to an additional 5,500,000 Shares at the specified price, to cover sales by the Underwriters in excess of 55,000,000 Shares.

On February 8, 2005, the Compensation Committee of the Company’s Board of Directors approved salaries of executive officers, cash bonuses for 2004 pursuant to the Company’s Executive Officer Cash Bonus Plan (“Bonus Plan”) and grants of restricted stock units for 2005 pursuant to the Company’s 2004 Stock Plan (“2004 Stock Plan”) as follows:

Name and Position of Executive Officer with the Company	Base Salary for 2005	Cash Bonus for 2004	Restricted Stock Unit Grant for 2005
Chase Carey, President and Chief Executive Officer	$2,076,000	$3,500,000	—
Mitchell Stern, President and Chief Executive Officer of DIRECTV, Inc.	2,076,000	2,000,000	—
Bruce Churchill, Executive Vice President and Chief Financial Officer; President and Chief Executive Officer of DIRECTV Latin America, LLC	987,000	950,000	60,000
Romulo Pontual, Executive Vice President and Chief Technology Officer	725,000	375,000	45,000
Larry Hunter, Executive Vice President, General Counsel and Secretary	675,000	450,000	50,000
Patrick Doyle Senior Vice President, Treasurer and Controller	395,000	225,000	30,000

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The base salary increase for each of the executive officers was approximately equal to the annualized percentage increase in 2004 cost of living in the New York City area (3.8%). In establishing the cash bonus payment to each executive officer, the Compensation Committee first determined and certified that the performance target for 2004 was satisfied, so that the maximum bonus under the Bonus Plan of $5 million per executive officer could have been paid. The Compensation Committee exercised its negative discretion in establishing the amounts of individual bonus awards for each executive officer with each final bonus being less than the maximum. The Compensation Committee took into consideration, among other things, reports from an independent compensation consultant in this connection, and with respect to certain other matters considered.

In the case of Messrs. Carey and Stern, no new grant of restricted stock units was made, as their respective 2004 restricted stock unit award was anticipated to be the only such award for the four year term of their respective employment agreements.

In the case of Mr. Carey, his compensation was also separately reviewed and approved by the Board of Directors, based on the recommendation of the Compensation Committee. In this connection, the Compensation Committee and the Board of Directors determined that Mr. Carey should be paid in excess of his target bonus under his employment agreement, but less than the maximum.

The Compensation Committee also determined that, for the 2002-2004 performance period under the Company’s Long-Term Achievement Plan, the payout would be at 83.9% of the target awards granted in 2002 to each remaining participant in such plan. Accordingly, Messrs. Hunter and Doyle (the only executive officers of the Company currently participating in this plan) will receive cash payments of $217,377 and $196,706, respectively.

With respect to the performance goals for restricted stock units granted to all the executive officers in 2004, the Compensation Committee determined that, for the first year of the three year performance period for all executive officers other than Messrs. Carey and Stern, the Company achieved slightly in excess of the performance targets established by the Compensation Committee in 2004 (1.019). This amount will be averaged with the performance in 2005 and 2006, to determine the adjustment factor to be multiplied by the restricted stock units granted to each such executive officer in 2004, to establish the number of shares to be issued (or cash equivalent to be paid) to each such executive officer at the end of the three year performance period. The Compensation Committee has reserved “negative” discretion to reduce payments or otherwise adjust downward restricted stock unit awards in accordance with the 2004 Stock Plan, and in no event may the adjustment factor for the entire performance period exceed 1.000. In the case of Messrs. Carey and Stern, the Compensation Committee deferred the decision on the calculation of the adjustment factor for their respective restricted stock unit awards for the four year performance period ending December 31, 2007.

2

Also on February 8, 2005, the Board of Directors, upon the recommendation of the Compensation Committee, increased the number of restricted stock units awarded annually to the independent directors from 2,000 to 4,000, effective in 2005. Other compensation for service on the Board of Directors was not changed.

The Compensation Committee established performance goals under the 2004 Stock Plan for the restricted stock units awarded for 2005, which are based on achievement of certain targets over the three year period from January 1, 2005 through December 31, 2007. These goals relate to the following items: net annual subscriber growth; average annual churn; average annual ARPU growth; average annual SAC; and average annual margin improvement. The Compensation Committee also established the performance target for determination of the maximum tax-deductible amount payable to any executive officer in calendar year 2005 under the Bonus Plan, and it is to be based on net annual subscriber growth. The Compensation Committee believes that the specific performance targets for awards under each of the 2004 Stock Plan and the Bonus Plan constitute confidential business information, the disclosure of which could adversely affect the Company.

Attached as Exhibit 1.1 is the Underwriting Agreement. Attached as Exhibits 10.1 and 10.2 are the Terms and Conditions of the restricted stock unit awards to independent directors and to applicable executive officers, respectively, for 2005. The description of each such document in this report is qualified in its entirety by reference to the applicable document. Reference is also made to the Bonus Plan and to the 2004 Stock Plan, previously filed with the SEC on April 16, 2004 as exhibits to the Company’s Definitive Proxy Statement on Schedule 14A.

ITEM 9.01. Financial Statements and Exhibits

(c) Exhibits.

1.1	Underwriting Agreement.

10.1	Terms and Conditions of restricted stock unit awards to independent directors.

10.2	Terms and Conditions of restricted stock unit awards to applicable executive officers.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DIRECTV GROUP, INC.
(Registrant)

Date: February 14, 2005	By:	/s/ Larry D. Hunter
	Name:	Larry D. Hunter
	Title:	Executive Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Exhibit
1.1	Underwriting Agreement.

10.1	Terms and Condition of restricted stock unit awards to independent directors.

10.2	Terms and Condition of restricted stock unit awards to applicable executive officers.